UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 6, 2026

Arrive AI Inc.

(Exact Name of Registrant as Specified in Charter)

001-42645

(Commission File Number)

Delaware	85-0935006
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

9100 Fall View Drive

Fishers, IN 46037

(Address of principal executive offices, with zip code)

(463) 270-0092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation

On August 6, 2026, the volume weighted average price (“VWAP”) of the common stock, par value $0.0002 per share (“Common Stock”), of Arrive AI Inc. (the “Company”) fell below $0.25 per share (the “Floor Price”) for at least five (5) Trading Days within a period of seven (7) consecutive Trading Days, constituting a “Floor Price Trigger” under each of the Company’s outstanding Pre-Paid Purchase agreements (each, a “Pre-Paid Purchase”) issued to Streeterville Capital, LLC (“Streeterville”) pursuant to that certain Securities Purchase Agreement, dated March 21, 2025, by and between the Company and Streeterville (the “Purchase Agreement”).

As a result of the Floor Price Trigger, the Company is obligated under its outstanding Pre-Paid Purchases to make mandatory monthly cash repayments beginning on the third Trading Day after August 6, 2026 (the “Trigger Date”), and continuing on the same day of each successive calendar month until the outstanding balance under each applicable Pre-Paid Purchase has been paid in full or the payment obligation otherwise ceases in accordance with its terms. The aggregate mandatory monthly payment is $962,500, plus accrued and unpaid interest, consisting of $550,000 under Pre-Paid Purchase #2 and $412,500 under Pre-Paid Purchase #3. Pre-Paid Purchase #1 and Pre-Paid Purchase #4 were fully converted into shares of Common Stock prior to the Trigger Date and are not subject to the mandatory repayment obligation.

The obligation to make monthly payments will cease, with respect to any payment not yet due, if the Company’s VWAP exceeds 120% of the Floor Price (i.e., $0.30 per share) for five (5) consecutive Trading Days, unless a subsequent Floor Price Trigger or Exchange Cap Trigger (as defined in the applicable Pre-Paid Purchase) occurs.

The Company is currently in discussions with Streeterville regarding potential remediation of the obligations arising from the Floor Price Trigger. There can be no assurance that the Company and Streeterville will reach any agreement with respect thereto.

The foregoing description of the Pre-Paid Purchases does not purport to be complete and is qualified in its entirety by reference to the full text of Pre-Paid Purchase #2 and Pre-Paid Purchase #3, copies of which were filed as exhibits to the Company’s prior Current Reports on Form 8-K, and are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Piyush Phadke

On August 10, 2026, the Board of Directors (the “Board”) of the Company appointed Piyush Phadke as the Company’s Chief Financial Officer. Mr. Phadke’s duties and responsibilities as Chief Financial Officer will commence as of August 17, 2026.

In connection with his appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Phadke, dated August 10, 2026 (the “Effective Date”). Pursuant to the Employment Agreement, Mr. Phadke will serve as the Company’s Chief Financial Officer on an at-will basis, reporting to the Company’s Chief Executive Officer, and will receive an annual base salary of $300,000, subject to increase at the discretion of the Chief Executive Officer. Mr. Phadke will also be eligible to participate in the Company’s employee benefit programs on the same basis as generally made available to the Company’s other executive officers, including health insurance, retirement or profit-sharing programs, and paid time off.

Thirty days after the Effective Date, Mr. Phadke will be granted 1,100,000 restricted stock units (“RSUs”). Of these RSUs, (i) 1,000,000 will vest over four years, with 25% vesting on the first anniversary of the Effective Date and the remainder vesting in equal quarterly installments thereafter, subject to Mr. Phadke’s continued employment through each applicable vesting date, and (ii) 100,000 will vest immediately upon issuance. All unvested RSUs will vest in full immediately prior to, and contingent upon, the consummation of a change of control of the Company, subject to Mr. Phadke’s continued employment through the closing of such transaction, as more fully described in the Employment Agreement.

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Mr. Phadke, age 47, brings more than 20 years of capital markets and investment banking experience. Before joining the Company, Mr. Phadke served as Chief Financial Officer of reAlpha Tech Corp. (Nasdaq: AIRE), a real estate technology company, from January 2025 until August 2026, where he oversaw the company’s financial and accounting operations. From January 2021 to September 2023, Mr. Phadke served as Managing Director at BTIG, LLC, a global financial services firm, and as Director from May 2017 to January 2021, where he was part of the debt capital advisory group and executed multiple capital raise transactions across different products including term loans, high-yield bonds and mezzanine financings. Prior to his position at BTIG, LLC, Mr. Phadke served as Senior Vice President of the financial sponsors group at Jefferies LLC, an investment bank, from January 2016 until July 2016, and as Vice President of such group from July 2014 until January 2016, where he led and structured the underwriting and syndication of leveraged loans and high-yield bonds to support leveraged buyouts. Prior to Jefferies LLC, Mr. Phadke held positions at Bank of America from July 2008 until June 2014, where he executed leveraged buyouts, refinancings, dividend recapitalizations, equity offerings and merger and acquisitions for private equity firms and their portfolio companies. Mr. Phadke received a Master of Business Administration in Corporate Finance and Financial Analysis from The Fuqua School of Business at Duke University, and a B.A. in Economics from Tufts University.

Family Relationships

Mr. Phadke does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Phadke reportable under Item 404(a) of Regulation S-K.

The foregoing contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated August 10, 2026, by and between Arrive AI Inc. and Piyush Phadke.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIVE AI, INC.

Date: August 12, 2026	By:	/s/ Daniel S. O’Toole
Daniel S. O’Toole
Chief Executive Officer

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